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                                                                  EXHIBIT 2.3

                              ARTICLES OF EXCHANGE
                                 BY AND BETWEEN

                                   AUTOCAPITAL
                             (A Nevada Corporation)

                                       AND

                       ELECTRONIC SECURITY SOLUTIONS, INC.
                              (A Texas Corporation)

         THESE ARTICLES OF EXCHANGE dated this 23rd day of October, 1998, by and between AUTOCAPITAL, a Nevada Corporation (hereinafter referred to as "AUTOCAPITAL"), and ELECTRONIC SECURITY SOLUTIONS, INC., a Texas Corporation (hereinafter referred to as "ELECTRONIC SECURITY SOLUTIONS"), and their respective Directors and Officers.

         WHEREAS, AUTOCAPITAL has an aggregate number of authorized shares of capital stock being 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, $0.001 par value, of which 2,000,000 shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange), and 5,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding; and

         WHEREAS, ELECTRONIC SECURITY SOLUTIONS has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of 1,000,000 shares, without par value, of which 510,000 shares are fully paid, issued and outstanding; and

         WHEREAS, the principal office of AUTOCAPITAL is located at 2250 East Tropicana, Suite 19310, Las Vegas, Nevada 89119; Nevada Corporate Planners, Inc., 3885 South Decatur, Suite 3010, Las Vegas, Nevada 89103 is the registered agent of record upon whom service of process for AUTOCAPITAL may be received within the state of Nevada; and the corporation is governed by Nevada law; and

         WHEREAS, the principal office of ELECTRONIC SECURITY SOLUTIONS is located at 5515 Santa Teresita, Santa Teresita, New Mexico 88008; Whitaker B. Irvin, 686 Bluff Canyon, El Paso, Texas 79912 is the registered agent of record upon whom service of process for ELECTRONIC SECURITY SOLUTIONS may be received within the state of Texas; and the corporation is governed by Texas law; and

         WHEREAS, the Boards of Directors of the Parties recommended and noticed

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these Articles of Exchange in accordance with Nevada and Texas law; and

         WHEREAS, these Articles of Exchange were adopted and ratified on October 1, 1997 at a Special Meeting of Shareholders of AUTOCAPITAL by a majority of the common shares of record; and

         WHEREAS, these Articles of Exchange were unanimously adopted and ratified by a Resolution of the Shareholders of ELECTRONIC SECURITY SOLUTIONS effective on October 2, 1998.

         WHEREAS, AUTOCAPITAL as the acquiring corporation and ELECTRONIC SECURITY SOLUTIONS as the acquired corporation deem it advisable and generally to the advantage and welfare of the Parties and their respective shareholders, that ELECTRONIC SECURITY SOLUTIONS exchange shares with AUTOCAPITAL under and pursuant to the provisions of Nevada and Texas law.

         WHEREAS, pursuant to the above referenced statutes, AUTOCAPITAL as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the applicable laws of the State of Nevada. These Articles of Exchange shall be filed with the Nevada and Texas Secretaries of State so that;

         (a) AUTOCAPITAL may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of ELECTRONIC SECURITY SOLUTIONS against AUTOCAPITAL; and

         (b) AUTOCAPITAL may be served with process in any proceeding for the enforcement of any obligation under the provisions of Nevada law pertaining to dissenting shareholders of AUTOCAPITAL; and

         (c) The former shareholders of ELECTRONIC SECURITY SOLUTIONS as the acquired corporation are entitled only to the rights as provided herein and under Nevada and Texas law;

         (d) AUTOCAPITAL will promptly pay to dissenting shareholders of ELECTRONIC SECURITY SOLUTIONS the amounts, if any, to which they may be entitled under the above referenced statutes.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and benefits contained herein, it is agreed by and between the parties as follows:

         1.  EXCHANGE.  The parties may exchange shares upon the effective date.


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         2. EFFECTIVE DATE. These Articles of Exchange shall comply with Nevada and Texas law and will become effective upon the filing of these Articles with the Secretaries of State of Nevada and Texas.

         3. ACQUIRING CORPORATION. AUTOCAPITAL shall be the acquiring corporation and shall continue to be governed by the laws of the State of Nevada. ELECTRONIC SECURITY SOLUTIONS shall be the acquired corporation and shall continue to exist as a wholly-owned subsidiary to be governed by the laws of the State of Texas upon the effective date.

         4. CAPITALIZATION. AUTOCAPITAL has an aggregate number of authorized shares of capital stock being 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, $0.001 par value, of which 2,000,000 shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange), and 5,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding.

         5. BYLAWS. The Bylaws of ELECTRONIC SECURITY SOLUTIONS shall be amended immediately following the effective date of the Articles of Exchange so as to be identical to the Bylaws of AUTOCAPITAL.

         6. ASSURANCE OF TITLE. The officers and directors of ELECTRONIC SECURITY SOLUTIONS acknowledge and confirm to AUTOCAPITAL that any right, title or interest held immediately prior to the effective date of the Articles of Exchange shall be the same thereafter. Furthermore, the officers and directors of ELECTRONIC SECURITY SOLUTIONS acknowledge and confirm that they are fully authorized to take any and all action necessary in the name of ELECTRONIC SECURITY SOLUTIONS in order to carry out the purposes of these Articles of Exchange and the terms and conditions thereof.

         7. EXCHANGE OF OUTSTANDING SHARES. Upon the effective date, all of the 510,000 shares being fully paid, issued, and outstanding on the corporate books of ELECTRONIC SECURITY SOLUTIONS, shall be exchanged on a basis of one (1) fully paid and non-assessable share of the common stock of AUTOCAPITAL for each one
(1) common share held by ELECTRONIC SECURITY SOLUTIONS. Upon execution of these Articles of Exchange, the shareholders of ELECTRONIC SECURITY SOLUTIONS shall deposit all 510,000 shares at the following address:

                  Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road
                  Phoenix, Arizona 85018

The said shares shall be held in trust until the effective date and then exchanged


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and described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by ELECTRONIC SECURITY SOLUTIONS shardholders will be charged the prevailing rate by the transfer agent. In the event of the termination or abandonment by either Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each ELECTRONIC SECURITY
SOLUTIONS shareholder.

     8. BOOK ENTRIES. This exchange of shares shall be treated as a pooling of interests, and is intended as a "tax-free" exchange.

     9. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and Officers of ELECTRONIC SECURITY SOLUTIONS immediately prior to the effective date, shall be the members of the Board of Directors and Officers of both AUTOCAPITAL and ELECTRONIC SECURTIY SOLUTIONS, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their successors are duly elected and qualified.

     10. TERMINATION. These Articles of Exchange may be terminated and abandoned by action of the Board of Directors of either Party or by mutual agreement by both Parties at any time prior to the effective date. Upon termination or abandonment, these Articles of Exchange shall become void and of no force and effect and there shall be no further liability or obligation hereunder on the part of either of the parties, their Boards of Directors, nor their Shareholders.

     11. SERVICE OF PROCESS. AUTOCAPITAL may be served with process in the State of Nevada in any proceeding for enforcement of all obligations arising from these Articles of Exchange, including those obligations to dissenting shareholders.

     12. AUTHORIZATION. These Articles of Exchange were duly authorized by a majority of the shareholders and directors of AUTOCAPITAL at a Special Meeting held on October 1, 1998, wherein specific authorization was given to complete the Articles of Exchange according to the plan of exchange with ELECTRONIC SECURITY SOLUTIONS. A Resolution of the shareholders and directors of ELECTRONIC SECURTIY SOLUTIONS was effective on October 2, 1998, wherein these Articles of Exchange were duly authorized by a unanimous vote.

     13. TAX IDENTIFICATION NUMBER. Subsequent to the effective date, AUTOCAPITAL shall immdeiately apply to the Internal Revenue Service for a new tax identification number.

     14. COSTS. AUTOCAPITAL shall be solely responsible for all the costs attendant to this Agreement.

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     15.    INDEMNIFICATION.  The Board of Directors of ELECTRONIC SECURITY
SOLUTIONS hereby indemnify and hold harmless the Board of Directors of AUTOCAPITAL for any and all financial statements regarding ELECTRONIC SECURITY SOLUTIONS, and ELECTRONIC SECURITY SOLUTIONS represents same as being the true and complete financial position of ELECTRONIC SECURITY SOLUTIONS. ELECTRONIC SECURITY SOLUTIONS further agrees to complete a consolidated audited financial statement of ELECTRONIC SECURITY SOLUTIONS and AUTOCAPITAL subsequent to the share exchange encompassed by this Agreement.

     16. TRANSFER OF SHARES. Upon the execution of this Agreement, the President of AUTOCAPITAL shall transfer 1,300,000 shares of Common Stock of AUTOCAPITAL to Whitaker B. Irvin.

     IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between AUTOCAPITAL and ELECTRONIC SECURITY SOLUTIONS to be executed by its respective authorized officers on the date first written above.

AUTOCAPITAL
(a Nevada corporation)


By:  /s/ Leon E. Slade
     ----------------------------------
     Leon E. Slade, President


By:  /s/ Leon E. Slade
     ----------------------------------
     Leon E. Slade, Secretary


ELECTRONIC SECURITY SOLUTIONS, INC.
(a Texas corporation)


By:  /s/ Whitaker B. Irvin
     ----------------------------------
     Whitaker B. Irvin, President


By:  /s/ Teresa Williams Irvin
     ----------------------------------
     Teresa Williams Irvin, Secretary


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STATE OF Arizona      )                               [SEAL]
                      )    SS.
County of Maricopa    )

     SUBSCRIBED AND SWORN TO before me this 27 day of October, 1998, by Leon E. Slade.


                                                 /s/ Renee M. Alvarado
                                          -------------------------------
                                          Notary Public


My Commission Expires:    March 14, 2002



STATE OF Texas        )
                      )    SS.
County of El Paso     )

     SUBSCRIBED AND SWORN TO before me this 22nd day of October, 1998, by Whitaker B. Irvin.


                                                 /s/ [ILLEGIBLE]
                                          -------------------------------
                                          Notary Public


My Commission Expires:        6-11-00



STATE OF California   )
                      )    SS.
County of Orange      )

     SUBSCRIBED AND SWORN TO before me this 23rd day of October, 1998, by Teresa Williams Irvin.


                                          /s/ Anne K. Jordan
                                          -------------------------------
                                          Notary Public


My Commission Expires:    8\29\02
                                                       [SEAL]


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